Exhibit 5

December 21, 2012

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

Re:	SemGroup Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SemGroup Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company of a registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of an indeterminate amount of (i) debt securities of the Company, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of the Company’s Class A Common stock, par value $0.01 per share (“Common Stock”), (iii) warrants representing rights to purchase Debt Securities or Common Stock of the Company (“Warrants”), (iv) purchase contracts for the purchase or sale of debt or equity securities of the Company or any combination thereof (“Purchase Contracts”), (v) units consisting of one or more Purchase Contracts, Warrants, Debt Securities, shares of Common Stock or any combination of such securities (“Units”, together with the Debt Securities, Common Stock, Warrants and Purchase Contracts, the “Securities”). The Securities will be sold or delivered from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, (ii) the Registration Statement, (iii) the form of Indenture relating to the Senior Debt Securities (the “Senior Indenture”) filed as an exhibit to the Registration Statement, and (iv) the form of Indenture relating to the Subordinated Debt Securities (the “Subordinated Indenture”) filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Conner & Winters, LLP | Attorneys and Counselors at Law

Dallas, TX | Houston, TX | NW Arkansas | Oklahoma City, OK | Santa Fe, NM | Tulsa, OK | Washington, DC

SemGroup Corporation

December 21, 2012

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents to be executed, we have assumed that at the time of such execution: (i) the parties thereto, including the Company, will have the power, corporate, limited liability company, partnership or other, to enter into and perform all obligations thereunder, (ii) the due authorization by all requisite action, corporate, limited liability company, partnership or other, of the transactions contemplated by such documents, and (iii) the execution and delivery by such parties of such documents, and, as to parties other than the Company, the validity and binding effect of such documents on such parties.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Senior Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate or other action by the Company, (ii) the trustee under the Senior Indenture has been selected and qualified under the Trust Indenture Act of 1939, as amended, (iii) the Senior Indenture and any supplemental indenture in respect of the Senior Debt Securities have been duly executed and delivered by the Company, (iv) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and any applicable supplemental indenture relating to the Senior Debt Securities, and (v) the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Indenture and any related supplemental indenture in respect of the Senior Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

2. The Subordinated Debt Securities proposed to be sold by the Company, when (i) duly authorized by all necessary corporate or other action by the Company, (ii) the trustee under the Subordinated Indenture has been selected and qualified under the Trust Indenture Act of 1939, as amended, (iii) the Subordinated Indenture and any supplemental indenture in respect of the Subordinated Debt Securities have been duly executed and delivered by the Company, (iv) the terms of the Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to the Subordinated Debt Securities, and (v) the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and any related supplemental indenture in respect of the Subordinated Debt Securities and duly issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

3. The shares of Common Stock proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock, and (ii) such shares of Common Stock are issued and

SemGroup Corporation

December 21, 2012

delivered upon payment of the consideration therefor (not less than the par value of the Common Stock) in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be validly issued, fully paid and non-assessable.

4. The Warrants proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Warrants, (ii) a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered, (iii) the Warrant Agreement is consistent with the summary description thereof set forth in the Registration Statement, (iv) the Warrants or certificates representing the Warrants have been duly executed and authenticated in accordance with the Warrant Agreement, and (v) the Warrants are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

5. The Purchase Contracts proposed to be sold by the Company, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Purchase Contracts, (ii) a Purchase Contract Agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered, (iii) the Purchase Contract Agreement is consistent with the summary description thereof set forth in the Registration Statement, and (iv) the Purchase Contracts are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6. The Units, when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Units, (ii) the terms of the collateral arrangements, if any, relating to the Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) the Units are issued and delivered by the Company upon payment of the consideration therefor in the manner contemplated by the Registration Statement and any Prospectus Supplement relating thereto, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

(a) the enforcement of any agreements or instruments may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

SemGroup Corporation

December 21, 2012

(b) we have assumed that the execution and delivery by the Company of the Senior Indenture, the Subordinated Indenture, the Warrant Agreement and the Purchase Contract Agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any of its properties is subject; and

(c) we have assumed, with respect to the opinions set forth above, that there will be a sufficient number of unissued shares of Common Stock authorized under the Company’s Certificate of Incorporation and not otherwise reserved for issuance to cover the number of shares of Common Stock issued and delivered in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto or upon the conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise.

Furthermore, we express no opinion as to the validity, binding effect or enforceability of any provision of the Debt Securities, Warrants, Purchase Contracts or Units which purport to: (i) give the right of specific performance; (ii) alter rules of civil procedure or evidence; (iii) waive defenses, rights, notices, remedies and/or demands absent a showing of clear intent and knowing waiver or to the extent such rights are not waivable under statute or pursuant to public policy; (iv) create and govern a trustee or creditor in possession status; (v) create indemnities or exculpate a party from liability for its own willful misconduct or gross negligence or where such indemnification or exculpation is contrary to public policy or prohibited by law; (vi) prevent the modification of written documents by oral agreements; (vii) provide for recovery of attorneys’ fees or other expenses of enforcement; (viii) provide for additional interest after default or any other provision imposing charges, fees or other amounts not reasonably related to the costs incurred by the payee and which in any such case are held to be a penalty or forfeiture (including, without limitation, any prepayment penalties or premium); or (ix) provide for severability of contractual provisions.

Our opinions set forth above are limited to the laws of the States of Oklahoma and New York, the latter of which are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any other jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting a part of the Registration Statement under the caption, “Legal Matters.” In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The effective date of this opinion is the date first set forth above, and we do not undertake to advise you of any matter brought to our attention thereafter which would or may modify, in whole or in part, any or all of the foregoing.

SemGroup Corporation

December 21, 2012

Very truly yours,

/s/ Conner & Winters, LLP